UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) November 5, 2013

LEGGETT & PLATT, INCORPORATED

(Exact name of registrant as specified in its charter)

Missouri	001-07845	44-0324630
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

No. 1 Leggett Road, Carthage, MO	64836
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code 417-358-8131

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On November 5, 2013, the Board of Directors amended our Bylaws to add new Section 2.7(b) which prohibits director and director candidates from receiving compensation for their service from any source other than the Company. The amendment was effective immediately and is provided below.

Section 2.7 Compensation of Directors.

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(b) No person shall qualify for service as a director of the Corporation if he or she is a party to any agreement, arrangement or understanding with any person or entity other than the Corporation with respect to any direct or indirect compensation, reimbursement or indemnification in connection with candidacy or service as a director of the Corporation.

The Bylaws, as amended, and a marked copy of amended Section 2.7 are included as Exhibits 3.2.1 and 3.2.2, respectively, to this Current Report on Form 8-K and are incorporated by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

3.2.1	Bylaws of the Company, as amended through November 5, 2013.

3.2.2	Section 2.7 of the Bylaws of the Company, as amended through November 5, 2013, marked to show the addition to the prior Bylaw provision, as amended through November 10, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LEGGETT & PLATT, INCORPORATED

Date: November 7, 2013	By:	/S/ JOHN G. MOORE
John G. Moore
Senior Vice President – Chief Legal & HR Officer and Secretary

EXHIBIT INDEX

Exhibit No.	Description

3.2.1	Bylaws of the Company, as amended through November 5, 2013.

3.2.2	Section 2.7 of the Bylaws of the Company, as amended through November 5, 2013, marked to show the addition to the prior Bylaw provision, as amended through November 10, 2011.